EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CAM RESOURCE PARTNERS LP

This Certificate of Limited Partnership, dated January 11, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.                                       Name.  The name of the limited partnership is CAM Resource Partners LP.

2.                                       Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE  19808-1645

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE  19808-1645

3.                                       General Partner.  The name and the business address of the sole general partner are:

CAM GP LLC

116 Main Street

Pikeville, Kentucky 41501

EXECUTED as of the date written first above.

CAM GP LLC
as general partner

By:	/s/ Arthur Amron
Arthur Amron
Authorized Person

AMENDMENT TO CERTIFICATE

OF

LIMITED PARTNERSHIP OF

CAM RESOURCE PARTNERS LP

The undersigned General Partner of CAM Resource Partners LP (the “Partnership”) does hereby certify as follows:

First: The original Certificate of Limited Partnership was filed on January 11, 2006.

Second: Number paragraph one of the Certificate of Limited Partnership is hereby amended to reads as set forth below:

1. The name of the limited partnership is Rhino Resource Partners, L.P.

In witness whereof, the above limited partnership has caused this Amendment to Certificate of Limited Partnership to be duly executed as of the 29th day of March 2006 by its General Partner.

RHINO GP LLC

By:	/s/ Arthur Amron
Arthur Amron
	Titles:	Vice President and Assistant Secretary